Vycor Medical Reports Financial Results for the three months ended March 31st, 2016

BOCA RATON, FL (April 28, 2016) – Vycor Medical, Inc. (Vycor) (OTCQB: VYCO), a provider of innovative and superior surgical and therapeutic solutions, reported financial results for the three months ended March 31, 2016.

Vycor’s revenues for the quarter were $400,000 compared to $329,000 for the same period in 2015, with revenues for the Vycor division up 35% and new patient starts in NovaVision up 38% over the same period in 2015. Cash burn1 was $197,000, compared to $438,000 for the same period in 2015, a significant reduction of 55%, and non-GAAP net loss was $213,000, as compared to $473,000 in the prior year period.

Highlights

ViewSite Brain Access System (VBAS)
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Vycor’s VBAS sales grew by 35% in the first quarter compared to the first quarter of 2015, and by 56% compared to the fourth quarter of 2015, with growth being experienced in both the US and international markets. The significant body of clinical data now built up evidencing the clinical superiority of VBAS, with 7 papers being published or presented during 2015 alone, is now starting to flow through to increased adoption and revenues. Vycor is also benefitting from the ongoing restructuring and strengthening of its distribution network, with 17 sales reps being added since Q3 2015.
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In March 2016 Vycor launched its VBASMini, two new smaller models of its TC range. The VBASMini is the largest clear device available that can fit through a burr hole yet still provide a large enough working channel to be useful in neurosurgery, and was designed to overcome the limitations of carrying out work through the likes of an endoscopic sheath. The smaller size also enables minimally invasive approaches to areas where existing retractors are too potentially invasive, such as the ventricles.
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Vycor continues to build on its patent portfolio and has filed an additional three new patents for VBAS-related technologies during the first quarter of 2015.
NovaVision
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NovaVision provides computer-based therapies for home and clinic use for those with visual disorders as a result of stroke or other brain injury. Every 40 seconds someone suffers a stroke in the US, and up to 30% of these experience a resultant visual disorder. This is therefore a significant market, with a potential of $4 billion in the US and EU alone. NovaVision’s VRT is the only commercially available, FDA cleared therapy for the
  1  non-GAAP operating loss before depreciation and amortization treatment of cerebral vision loss and is provided in a therapy suite with our complementary NeuroEyeCoach vision compensation program.
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NovaVision has four routes-to-market aimed at patients and professionals, comprising: direct-to-patient; rehabilitation centers and clinics; stroke associations and support groups; and physicians. Given the company’s limited resources, and the fact that historically over 50% of patients came through the Internet, NovaVision is initially focusing on its new website, www.novavision.com, as the core of a lead-driven inbound and outbound marketing strategy directed at prospective patients and relatives. Following the launch of the Internet-delivered therapy suite in Europe in December 2015, Novavision has rolled out this core direct-to-patient strategy with new websites in Germany www.novavision.de in January and the UK www.sightscience.com in March.
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NovaVision’s core development focus had been to reduce the cost of therapy delivery and make it more efficient and therefore scalable, and to broaden benefits with the new NeuroEyeCoach complementary compensation therapy. With the new Internet delivered therapy suite NovaVision has been able to achieve price reductions to patients of around 65%. It therefore takes time for increased patient volume to overtake the price reduction in revenue terms, but the increase in new patient starts in the first quarter of 73% in the US and 22% in Europe over the first quarter 2015 clearly demonstrates that patients and physicians are responding well to NovaVision’s new model. We now have approximately 190 patients currently undergoing NovaVision’s therapies.
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In early April we launched our NeuroEyeCoach Professional Center model in Germany which enables clinicians to treat patients with NeuroEyeCoach while they are in their care. Historically Germany has had a higher level of focus on the professional route-to-market and the response from clinics to the new product has been encouraging. A new NovaVision Professional Center model comprising both NeuroEyeCoach and VIDIT, the diagnostic component of VRT, will be launched to centers and clinics in the US within the next few weeks.
Management Commentary

“ Vycor’s results for the first quarter of 2016 are a demonstration and realization of Vycor’s strategy to grow our two businesses while maintaining our low costs base, with the objective of continuing to decrease our Cash Burn2, “said Peter Zachariou, CEO of Vycor Medical. “The Vycor division’s sales growth of 35% in the first quarter demonstrates the benefit of the clinical data flowing through to increased adoption, delivered by a distribution network in the process of being strengthened.

“With the company’s limited resources we are focusing NovaVision initially on direct-to-patient website and social media marketing, before implementing the other marketing strategies. It takes an average of 10 weeks from contact to signing up a patient, and revenues are recognized over the therapy period, so the revenue benefits of the new model take time to build. The increase in new patient starts of 73% in the US and 22% in Europe in the first quarter over the first quarter in 2015 clearly demonstrates the market is responding to our strategy.

2  non-GAAP operating loss before depreciation and amortization

“We have continued to reduce our Cash Burn3, from $256,000 for the fourth quarter of 2015 to $197,000 for the first quarter of 2016 compared to $438,000 in the first quarter of 2015. We are focused on increasing revenues with the objective of continuing to decrease our Cash Burn”.

2016 Financial Results
Revenue totaled $400,000 in the first three months of 2016, as compared to $329,000 for the prior year, an increase of 22%. Vycor Medical’s revenue in the first three months of 2016 increased by $90,000 to $349,000, reflecting increased sales in the US and internationally. Gross margin was 82% for Vycor in versus 85% for the same period in 2015, mainly attributed to costs related to the migration to a new manufacturer and the manufacturing of the VBASMini.

NovaVision new patient starts in the US for the three months ended March 31, 2016 increased by 73% over the same period in 2015. The Internet-delivered therapy suite was launched in Europe in December 2015 and new patient starts in Europe for the three months ended March 31, 2016 increased by 22% over the same period in 2015.

Non-GAAP operating expenses in the first three months of 2016 totaled $534,000 as compared to $738,000 in the prior year period, a reduction of 28%.

Non-GAAP net operating loss in the first three months of 2016 was $201,000, as compared to $462,000 in the prior year period, a reduction of 56%.

Non-GAAP net loss in the first three months of 2016 was $213,000, as compared to $473,000 in the prior year period, a reduction of 55%.

Non-GAAP operating loss before depreciation and amortization (or “Cash Burn”) in the first three months of 2016 was $197,000, as compared to $438,000 in the prior year period.

 3 non-GAAP operating loss before depreciation and amortization

VYCOR MEDICAL, INC.

Segment Information
(unaudited)

	Three months ended
	March 31,
	2016	2015
Revenue:
Vycor Medical	$348,920	$258,849
NovaVision	$51,165	$69,703
	$400,085	$328,552
Gross Profit
Vycor Medical	$286,607	$219,051
NovaVision	$46,240	$57,809
	$332,847	$276,860

Reconciliation of Non-GAAP Information

Management uses certain non-GAAP financial measures (including non-GAAP operating expenses and non-GAAP net loss and loss per share), which exclude non-cash amortization of acquired intangible assets, non-cash stock-based compensation, and the change in value of derivative warrant liability. Management does not consider these costs in evaluating the continuing operations of the Company. Therefore, management calculates the non-GAAP financial measures provided in this earnings release excluding these costs and uses these non-GAAP financial measures to enable it to analyze further, and more consistently, the period-to-period financial performance of its core business operations. Management believes that providing investors with these non-GAAP measures gives them additional important information to enable them to assess, in the same way management assesses, the Company’s current and future continuing operations. There are limitations in using these non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for GAAP financial measures. Investors and potential investors should consider non-GAAP financial measures only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP. Set forth below are reconciliations of the non-GAAP financial measures to the comparable GAAP financial measures.
For the three months the Company reported Operating Expenses of $847,658 a net operating loss of $514,778 and a net loss of $527,564.

Vycor’s GAAP operating costs for the three months ended March 31, 2016 include non-cash amortization of acquired intangible assets ($58,617) and non-cash stock compensation charges ($254,763). Vycor’s other expenses were a loss on foreign currency exchange ($806).

The Company is providing additional non-GAAP financial measures that exclude these charges and expenses, and reconciliation of GAAP to non-GAAP results is provided in the tables included in this release.

About Vycor Medical, Inc.
Vycor Medical (OTCQB: VYCO) is dedicated to providing the medical community with innovative and superior surgical and therapeutic solutions. The company has a portfolio of FDA cleared medical solutions that are changing and improving lives every day. The company operates two business units: Vycor Medical and NovaVision, both of which adopt a minimally or non-invasive approach.

For the latest information on the company, including media and other coverage, and to learn more, please go online at www.vycormedical.com, www.vycorvbas.com or www.novavision.com.

Safe Harbor Statement
Information in this document constitute forward-looking statements or statements which may be deemed or construed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words "forecast", "anticipate", "estimate", "project", "intend", "expect", "should", "believe", and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve, and are subject to known and unknown risks, uncertainties and other factors which could cause Vycor Medical's actual results, performance (financial or operating) or achievements to differ from the future results, performance (financial or operating) or achievements expressed or implied by such forward-looking statements. The risks, uncertainties and other factors are more fully discussed in Vycor Medical’s filings with the U.S. Securities and Exchange Commission. All forward-looking statements attributable to Vycor Medical herein are expressly qualified in their entirety by the above-mentioned cautionary statement. Vycor Medical disclaims any obligation to update forward-looking statements contained in this estimate, except as may be required by law.

VYCOR MEDICAL, INC.

Consolidated Statements of Comprehensive Loss
(unaudited)

	For the three months ended March 31,
	2016	2015

Revenue	$400,085	$328,552
Cost of Goods Sold	67,238	51,692
Gross Profit	332,847	276,860

Operating expenses:
Research and development	-	23,226
Depreciation and Amortization	63,283	82,649
General and administrative	784,342	779,302
Total Operating expenses	847,625	885,177
Operating loss	(514,778)	(608,317)

Other income (expense)
Interest expense: Other	(11,980)	(11,838)
Gain (loss) on foreign currency exchange	(806)	(91,872)
Change in fair value derivative liability	-	(12,153)
Total Other Expense	(12,786)	(115,863)

Loss Before Credit for Income Taxes	(527,564)	(724,180)
Credit for income taxes	-	-
Net Loss	(527,564)	(724,180)
Preferred stock dividends	(88,318)	(82,446)
Net Loss available to common shareholders	(615,882)	(806,626)
Comprehensive Loss
Foreign Currency Translation Adjustment	-	(99,653)
Comprehensive Loss	(615,882)	(906,279)

Net Loss Per Share
Basic and diluted	$(0.05)	$(0.07)

Weighted Average Number of Shares Outstanding – Basic and Diluted	10,934,887	10,845,092

Non-GAAP Reconciliation of Operating Loss and Net Comprehensive Loss

	March 31,
	2016	2015
GAAP Operating Expenses	$847,625	$885,177
Non-cash amortization of acquired intangible assets	(58,617)	(58,617)
Non-cash stock-based compensation	(254,763)	(88,150)

Total Non-GAAP Operating Expense Adjustments	(313,380)	(146,767)

Non-GAAP Operating Expenses	$534,245	$738,410

GAAP Operating Loss	$(514,778)	$(608,317)

Non-GAAP Operating Expense Adjustments, as above	313,380	146,767

Non-GAAP Operating Loss	$(201,398)	$(461,550)

GAAP Net Loss	$(527,564)	$(724,180)

Non-GAAP Operating Expense Adjustments, as above	313,380	146,767
Change in value of derivative liability	-	12,153
(Gain) loss on foreign currency exchange	806	91,872

Non-GAAP Net Loss	$(213,378)	$(473,388)

Non-GAAP Loss Per Share
Basic and diluted	$(0.02)	$(0.04)

Weighted Average Number of Shares Outstanding	10,934,887	10,845,092

Non-GAAP Operating Loss Before Depreciation and Amortization	$(196,732)	$(437,518)

Vycor Medical, Inc Contacts:

6401 Congress Avenue
Suite 140
Boca Raton, FL. 33487
(561) 558-2020

info@vycormedical.com